                                                                   EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this registration statement. We also hereby consent to the incorporation by reference in this registration statement of our reports dated May 2, 1997 included in Security Capital Industrial Trust's Form 10-Q for the three months ended March 31, 1997 and February 10, 1997, included in Security Capital Industrial Trust's Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in or made a part of this registration statement.

                                          Arthur Andersen LLP

Chicago, Illinois

July 1, 1997